                                                                    EXHIBIT 10.8

                       SUMMARY OF BASIC LEASE INFORMATION

         This Summary of Basic Lease Information (the "Summary") is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the multi-office building project described in Section 6.1 below (the "Project"). Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

                 TERMS OF LEASE
               (References are to
                the Office Lease)                                             DESCRIPTION
               -------------------                                            -----------
1.  Dated as of:                                        March 31, 2000.

2.  Landlord:                                           CST WATER GARDEN II, L.L.C., a Delaware limited
                                                        liability company

3.  Address of Landlord
    (Section 29.14):                                    5757 Wilshire Boulevard
                                                        Penthouse 30
                                                        Los Angeles, California  90036
                                                        Attention:  Mr. Clifford P. Goldstein

                                                        with a copy to:

                                                        Allen, Matkins, Leck, Gamble & Mallory
                                                        1999 Avenue of the Stars
                                                        Suite 1800
                                                        Los Angeles, California  90067
                                                        Attention:  Anton N. Natsis, Esq.

4.  Tenant:                                             TRI-ENERGY PRODUCTIONS, INC.,
                                                        a California corporation.

5.  Address of Tenant
    (Section 29.14):                                    c/o Getty Images, Inc.
                                                        701 North 34th Street
                                                        Suite 410
                                                        Seattle, Washington  98103
                                                        Attention:  Ms. Susan Page
                                                                    Paul Ocampo, Esq.

                                                        with a copy to:

                                                        Greenwald, Pauly, Foster & Miller
                                                        1299 Ocean Avenue, Suite 400
                                                        Santa Monica, California  90401-1007
                                                        Attention: Richard L. Miller, Esq.
                                                        (Prior to Lease Commencement Date)

                                                                        and

                                                        2450 Colorado Avenue
                                                        Suite 500 East
                                                        Santa Monica, California 90404
                                                        Attention:  Mr. Adam Ainley

                                                        with a copy to:

                                                        Greenwald, Pauly, Foster & Miller
                                                        1299 Ocean Avenue, Suite 400
                                                        Santa Monica, California  90401-1007
                                                        Attention: Richard L. Miller, Esq.
                                                        (After Lease Commencement Date)

6.  Premises (Article 1).

    6.1      Project:                                   As defined in Section 1.1 of the Lease.

    6.2      Building:                                  2450 Colorado Avenue, Santa Monica, California,
                                                        consisting of approximately 260,000 rentable square
                                                        feet of office space.

    6.3      Premises:                                  Approximately 25,193 rentable (23,009  usable) square
                                                        feet of space located on the fifth (5th) floor of the
                                                        East Tower of the Building, as set forth in Exhibit A
                                                        attached hereto, known as Suite 500 East.

7.  Term (Article 2).

    7.1      Lease Term:                                Ten (10) years.

    7.2      Lease Commencement Date:                   The earlier of (i) the date Tenant commences to
                                                        business operation from all or a portion of the
                                                        Premises, and (ii) the date that the Premises are Ready
                                                        For Occupancy, which Lease Commencement Date
                                                        is anticipated to be October 1, 2000.

    7.3      Lease Expiration Date:                     The last day of the month in which the 10th anniversary
                                                        of the Lease Commencement Date occurs.

8.  Base Rent (Article 3):

                                                  Monthly Installment
    Months of Lease Term     Annual Base Rent        of Base Rent
    --------------------     ----------------     -------------------
             1-30              $1,012,758.60         $ 84,396.55

            31-60              $1,088,337.60         $ 90,694.80

            61-90              $1,169,962.90         $ 97,496.91

           91-120              $1,257,634.50         $104,802.88

9.  Additional Rent
    (Article 4).

    9.1      Base Year:                                 The calendar year of 2000.

    9.2      Tenant's Share of Direct Expenses:         9.69%.

10. Security Deposit; Letter of Credit                  Security Deposit - $104,802.88; Letter of Credit -
    (Article 21):                                       $1,000,000.00

11. Number of Parking Passes (Article 28):              Four (4) unreserved parking passes per each 1,000
                                                        rentable square feet of the Premises, of which up to
                                                        five (5) passes may be for the use of a reserved
                                                        parking space.

12. Brokers
    (Section 29.19):                                    JSG Realty, Inc.
                                                        5757 Wilshire Boulevard
                                                        Penthouse 30
                                                        Los Angeles, California  90036

                                                                        and

                                                        Julien J. Studley, Inc.
                                                        777 South Figueroa Street, Suite 2500
                                                        Los Angeles, California  90017

13. Permitted Use                                       General office use and uses incidental thereto,
    (Section 5):                                        including customer service phone center, and typical
                                                        office lunchroom, all consistent with a first-class
                                                        office building project.

ARTICLE 1    PREMISES, BUILDING, PROJECT, AND COMMON AREAS, AND THE ADJACENT PROJECT...................    1
ARTICLE 2    LEASE TERM; OPTION TERM...................................................................    3
ARTICLE 3    BASE RENT.................................................................................    7
ARTICLE 4    ADDITIONAL RENT...........................................................................    7
ARTICLE 5    USE OF PREMISES...........................................................................   19
ARTICLE 6    SERVICES AND UTILITIES....................................................................   20
ARTICLE 7    REPAIRS...................................................................................   24
ARTICLE 8    ADDITIONS AND ALTERATIONS.................................................................   26
ARTICLE 9    COVENANT AGAINST LIENS....................................................................   28
ARTICLE 10   INSURANCE.................................................................................   28
ARTICLE 11   DAMAGE AND DESTRUCTION....................................................................   32
ARTICLE 12   NONWAIVER.................................................................................   34
ARTICLE 13   CONDEMNATION..............................................................................   35
ARTICLE 14   ASSIGNMENT AND SUBLETTING.................................................................   36
ARTICLE 15   SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES..........................................   42
ARTICLE 16   HOLDING OVER..............................................................................   43
ARTICLE 17   ESTOPPEL CERTIFICATES.....................................................................   43
ARTICLE 18   SUBORDINATION.............................................................................   44
ARTICLE 19   DEFAULTS; REMEDIES........................................................................   45
ARTICLE 20   ATTORNEYS' FEES...........................................................................   49
ARTICLE 21   SECURITY DEPOSIT; LETTER OF CREDIT........................................................   49
ARTICLE 22   INTENTIONALLY DELETED.....................................................................   51
ARTICLE 23   SIGNS.....................................................................................   51
ARTICLE 24   COMPLIANCE WITH LAW.......................................................................   52
ARTICLE 25   LATE CHARGES..............................................................................   53
ARTICLE 26   LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT......................................   53
ARTICLE 27   ENTRY BY LANDLORD.........................................................................   53
ARTICLE 28   TENANT PARKING............................................................................   54
ARTICLE 29   MISCELLANEOUS PROVISIONS..................................................................   55

EXHIBITS

A        OUTLINE OF PREMISES

B        RULES AND REGULATIONS

C        NOTICE OF LEASE TERM DATES

D        TENANT WORK LETTER

E        FORM OF TENANT'S ESTOPPEL CERTIFICATE

F        FORM OF LETTER OF CREDIT

G        FORM OF GUARANTY OF LEASE

                                  OFFICE LEASE

        This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto as pages (ii) through (iv) and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between "Landlord" and "Tenant" as those terms are defined in Sections 2 and 4 of the Summary, respectively.

                                    ARTICLE 1

                 PREMISES, BUILDING, PROJECT, AND COMMON AREAS,
                            AND THE ADJACENT PROJECT

        1.1    Premises, Building, Project and Common Areas.

               1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.3 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 6.3 of the Summary. Subject to Landlord's reasonable regulations, restrictions and guidelines, Tenant may also use the electrical and telephone rooms and the ceilings and floors above and below the Premises to install wire, conduit and cable that service Tenant's equipment in the Premises in accordance with, and subject to, the other terms and provisions of this Lease and Landlord's rights hereunder with respect to such areas. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit D (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.

               1.1.2 The Building and The Project. The Premises shall be a part of the building set forth in Section 6.2 of the Summary (the "Building"). The Building shall be part of an office project known as "Water Garden II." The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office building known as 1601 Cloverfield Boulevard which shall be located adjacent to the Building and the land upon which such adjacent office building is located, and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project; provided that, notwithstanding anything to the contrary contained in this Lease, the Project shall not be expanded to include more than the land located in Santa Monica, California, which has Olympic Boulevard as its Southern boundary, Cloverfield Boulevard as its Western boundary, Colorado Avenue as its Northern boundary, and 26th Street as its Eastern boundary, and subject to the restrictions in Section
1.1.3 applicable to Common Areas which shall also apply to the added space; provided further, however, that any such additions shall not materially increase Tenant's monetary obligations under this Lease unless such additions are required by "Applicable Laws," as that term is defined in Article 24, or intended to help improve the security and/or safety of the tenants of, or the visitors to, the Project.

               1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its good faith discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with other, first class, mid-rise office buildings, including the "Water Garden," as that term is defined in Section 1.3, below, in the Santa Monica, California area, which are comparable in terms of size, quality of construction, appearance and services and amenities. The use of the Common Areas shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, so long as such changes do not change the nature of the Project to something other than a first class office building project or materially, adversely effect Tenant's use of the Premises for the Permitted Use, or Tenant's ingress to or egress from the Project, Building, the Premises or the parking areas servicing the same. Except when and where Tenant's right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by Applicable Laws, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Section 2.1 of this Lease.

        1.2 The Adjacent Project. The Project is located in the same city block with, and is adjacent to, another office project known as the "Water Garden." All references in this Lease to the "Adjacent Project" shall be deemed to refer to the neighboring Water Garden project.

        1.3 Verification of Square Footages.

               1.3.1 Rentable Square Footage of Premises. Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises, as set forth in Section

6.3 of the Summary, shall be conclusive for all purposes under this Lease, and that the same shall not be subject to remeasurement or modification.

               1.3.2 Rentable Square Footage of Building. For purposes of this Lease, "rentable square feet" and "usable square feet" of the Building shall be calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 ("BOMA"). Within ninety (90) days after the Lease Commencement Date, the rentable and usable square footage of the Building shall be measured by Landlord's planner/designer in accordance with the provisions of this Section 1.3. Tenant's architect may consult with Landlord's planner/designer regarding such measurements. In the event that Tenant's architect disagrees with the determination of Landlord's planner/designer with respect to any such measurement, the question of the measurement to be used for purposes of this Lease shall be submitted to arbitration in accordance with
Section 29.29 of this Lease. If through such process, whether by acceptance of the measurements of Landlord's planner/designer or by arbitration, it is determined that the amounts thereof shall be different from those used for purposes of setting amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount shall be modified in accordance with such determination retroactive to the date when such amounts, percentages and figures commenced to be used under this Lease, and any payments and credits previously made or given based upon the incorrect amount shall be reconciled between the parties within thirty (30) days after the corrected measurement has been determined. If such determination is made, it will be confirmed in writing by Landlord and Tenant.

                               ARTICLE 2

                        LEASE TERM; OPTION TERM

               2.1 In General. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and Section 5 of the Tenant Work Letter and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the last Lease Year shall end on the Lease Expiration Date. Within six (6) months following the Lease Commencement Date, Landlord shall deliver to Tenant a notice (the "Notice of Lease Term Dates") in the form as set forth in Exhibit C, attached hereto, which Notice Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof (provided that if said notice is not factually correct, then Tenant shall make such changes as are necessary to make the notice factually correct and shall thereafter execute and return such notice to Landlord within such ten (10) business day period), and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant and Landlord, unless Landlord within fifteen (15) business days following receipt of Tenant's changes sends a notice to Tenant rejecting Tenant's changes, whereupon this procedure shall be repeated until the parties either (a) mutually agree upon the contents of Exhibit C, or (b) the contents are determined by arbitration pursuant to Section 29.29, below. In the event Landlord shall fail to send Tenant notice of the occurrence of the Lease Commencement Date within six (6) months following the Lease Commencement Date, Tenant may send to Landlord notice of the occurrence of the Lease Commencement Date substantially in the form of the attached hereto as Exhibit C, which notice Landlord shall acknowledge by executing a copy of the notice and returning it to Tenant (provided that if said notice is not factually correct, the Landlord shall make such changes to the notice as are necessary to make such notice factually correct, which revised notice shall thereafter be subject to the procedure for finalization set forth in this Article 2).

        2.2    Option Term.

               2.2.1 Option Right. Landlord hereby grants the Tenant named in this Lease (the "Original Tenant") or an assignee permitted pursuant to the terms of Section 14.6 of this Lease (a "Permitted Assignee"), one (1) option to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond any applicable notice and cure period set forth herein. Upon the proper exercise of such option to extend, and provided that, at Landlord's option, as of the end of the initial Lease Term, Tenant is not in default under this Lease beyond any applicable notice and cure period set forth herein, the Lease Term, for the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant or a Permitted Assignee, and may only be exercised by the Original Tenant or a Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant or a Permitted Assignee, as the case may be, occupies sixty percent (60%) of the Premises.

               2.2.2 Option Rent. The rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Market Rental Rate," as that term is defined in Section 2.5.5, below, but the base rent component of the Option Rent on an annual, per rentable square foot, basis shall in no event be less than the sum of (i) $49.92, and (ii) the amount of Tenant's Share of Direct Expenses payable by Tenant on an annual, per rentable square foot basis for the Premises immediately prior to the commencement of the Option Term (the "Prior Base Rent"). In the event that the base rent component for the Option Term is the Prior Base Rent, then (A) the new Base Year for the Option Term shall be the calendar year in which the Option Term commences, and (B) the concessions provided to Tenant shall be equal to the "Concessions," as that term is defined in Section 2.2.5, below.

               2.2.3 Exercise of Option. The option contained in this Section
2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than sixteen (16) months nor less than fifteen (15) months prior to the expiration of the initial Lease Term, stating that Tenant may be interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than thirteen (13) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring twelve (12) months prior to the expiration of the initial Lease Term, exercise the option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in
Section 2.2.4 below.

               2.2.4 Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Fair Market Rental Rate for the Premises, using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty
(30) days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall make a separate determination of the Fair Market Rental Rate, as the case may be, within ten (10) days, and such determinations shall be submitted to arbitration in accordance with Sections
2.2.4.1 through 2.2.4.7 below.

                      2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first class office properties in the Los Angeles County, California area. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Fair Market Rental Rate, is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements of Section 2.2.5 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

                      2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either parties Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

                      2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Fair Market Rental Rate and determine whether the Landlord's or Tenant's determination of Fair Market Rental Rate as submitted pursuant to Section 2.2.4, above, is closest to Fair Market Rental Rate as determined by the arbitrators and simultaneously publish a ruling ("Award") indicating whether Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the Fair Market Rental Rate as determined by the arbitrators. Following notification of the Award, the Landlord's or Tenant's submitted Fair Market Rental Rate determination, whichever is selected by the arbitrators as being closest to Fair Market Rental Rate, shall become the then applicable Fair Market Rental Rate.

                      2.2.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                      2.2.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

                      2.2.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

                      2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

               2.2.5 Fair Market Rental Rate. The "Fair Market Rental Rate" shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, pursuant to leases or related agreements (i) which are executed prior to, but no more than nine (9) months prior to the commencement of the Option Term, and (ii) which have a term which is anticipated to commence within the nine (9) month period immediately preceding the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises, for a similar lease term, in an arms length transaction, which comparable space is located in the Project, or, if there are not at least two (2) current comparable transactions ("Comparable Transactions") in the Project, then in "Comparable Buildings," as that term is defined, below, in either case taking into consideration the following concessions (the "Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, design, quality of finishes, and layout of the improvements and the extent to which the same could be utilized by a general office user as contrasted with this specific Tenant, and
(c) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (1) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (2) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. In analyzing such comparable spaces, the arbitrators shall give due consideration to the method by which the square footage of such space has been calculated. The Fair Market Rental Rate shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's Rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Fair Market Rental Rate, Tenant is deemed to be entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the total dollar value of such allowance, the "Option Term

TI Allowance"), Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant as a lump sum payment to Tenant, and/or (B) in lieu of making a lump sum payment (or portion thereof) to Tenant, to reduce the rental rate component of the Fair Market Rental Rate to be an effective rental rate which takes into consideration that Tenant will not receive a payment of such Option Term TI Allowance, or portion thereof (in which case the Option Term TI Allowance, or portion thereof, evidenced in the effective rental rate shall not be paid to Tenant). For purposes of this Lease, the "Comparable Buildings" shall mean first-class, mid-rise office buildings (including the office buildings constructed adjacent to the Project as "Phase I" of The Water Garden ("Water Garden Phase I")), in the Santa Monica, California area, which are comparable in terms of size, quality of construction, appearance, and services and amenities.

                                    ARTICLE 3

                                    BASE RENT

        3.1 In General. Tenant shall pay, without notice or demand, to Landlord at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in the form of a check (which is drawn upon a bank which is located in the State of California), base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever (except as specifically set forth in this Lease). The Base Rent for the first full calendar month of the Lease Term which occurs following the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent, payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month such as during the last month of the Lease Term, the Rent for any fractional calendar month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

        3.2 Free Base Rent. Notwithstanding anything in Section 3.1 of this Lease to the contrary, provided that Tenant is not then in default of this Lease beyond any applicable cure period set forth herein, Tenant shall not be obligated to pay the Base Rent attributable to the first two (2) months of the Lease Term.

                                    ARTICLE 4

                                 ADDITIONAL RENT

        4.1 Additional Rent. In addition to paying the Base Rent specified in
Article 3 of this Lease, at all times during the Lease term on and after first
(1st) anniversary of the Lease Commencement Date, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant and Landlord which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent attributable to the period of time prior to the Lease Expiration Date or earlier termination of this Lease, and Landlord's obligation to refund to Tenant any overpayments of such Additional Rent shall survive the expiration of the Lease Term; provided, however, that any such payments made by Tenant of any Additional Rent or any refund to Tenant by Landlord of any overpayments of such Additional Rent shall not constitute a waiver by either Tenant or Landlord, as the case may be, of any amount that Tenant or Landlord (as the case may be) contend are in dispute to the extent that any such payments or refunds are made "under protest" and are designated as such concurrently with any such payment and/or refund.

        4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

               4.2.1 "Base Year" shall mean the period set forth in Section 9.1 of the Summary.

               4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

               4.2.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

               4.2.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project or any portion thereof, all as determined in accordance with sound real estate management practices consistently applied, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, plumbing, sanitary and storm drainage systems, landscaping, communication systems, and escalator and elevator systems, and the cost of supplies, tools, equipment, maintenance, and service contracts incurred in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting the validity or applicability of any governmental enactments which are reasonably anticipated to reduce Operating Expenses, the costs incurred in connection with the implementation and operation of any governmentally mandated transportation management program or similar program or a municipal or public shuttle service or parking program, and any traffic or transportation-related fee imposed by any governmental authority, and the cost of contesting any fees or other charges imposed by any governmental authority in connection with any governmentally mandated transportation management or similar program; (iii) the cost of all insurance carried in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs reasonably incurred, including management fees (or amounts in lieu thereof), consulting fees (including but not limited to any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, for all persons, contractors and consultants engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, administration, maintenance and repair of the Project;
(vii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons to the extent that such persons are engaged in the operation, maintenance, or security of the Project (provided that such persons hold a title generally considered to be no higher in rank than Project manager), or any portion thereof, including, but not limited to, employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of the Project provide services for other projects, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project; (ix) payments, fees or charges under any present and future easement, license, operating agreement, declaration, development agreement, covenants, conditions and restrictions, restrictive covenant, Underlying Documents (as defined in Section 5.2 hereof) or other instruments (including any amendments and modifications to any such instruments) pertaining to the sharing of costs by the Project(or any portion thereof) or otherwise, and any costs and expenses of any governmentally mandated assessments, impositions or charges affecting the Project including, but not limited to, any sewer connection and/or reconnection fees or assessments; (x) the cost of operation, repair, maintenance and replacement of all systems and equipment and components thereof; (xi) the cost of janitorial services, alarm and security service, window cleaning, trash removal, repair of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost at a rate equal to the "Interest Rate," as that term is defined below) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of Landlord's office and office operation for the Project and all supplies and materials used in connection therewith; (xiv) the cost of any capital repairs, replacements or other improvements made to the Project or other costs incurred in connection with the Project (A) which are intended to reduce Operating Expenses in connection with the operation or maintenance of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, or (B) that are required under any governmental law or regulation except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date and if such condition was not subject to a variance or a grandfathered/grandmothered code waiver exception, would have then required to be remedied pursuant to then-current Applicable Laws, in their form existing as of the Lease Commencement Date; provided, however, that any such permitted capital expenditure shall be amortized (with interest at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus 2% per annum (the "Interest Rate")) over its reasonable useful life; (xv) costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services, or street and other traffic improvements, which do not constitute "Tax Expenses", as that term is defined in Section 4.2.5, below; and (xvi) the cost of operations, maintenance, repairs, rent credits, subsidies, and other expenditures (whether capital or non-capital in nature) with respect to the "Child Care Facilities," as that term is defined in
Section 29.15 below, and any lease therefor at the Project or the Adjacent Project. Only as provided hereinafter in this Section 4.2.4 below in items [i], [ii] and [iii], in the event and to the extent Landlord incurs costs or expenses associated with or relating to separate items or categories or subcategories of Operating Expenses which were not part of Operating Expenses during the entire Base Year, Operating Expenses for the Base Year shall be deemed increased by the amounts Landlord would have incurred during the Base Year with respect to such costs and expenses had such separate items or categories or subcategories of Operating Expenses been included in Operating Expenses during the entire Base Year. The foregoing shall only apply as follows: [i] in the event and to the extent any portion of the Project is covered by a warranty or service agreement which provides warranty-type protection at any time during the Base Year and is not covered by such warranty or such warranty-type protection under such service agreement in a subsequent Expense Year to the same extent, Operating Expenses for the Base Year shall be deemed increased by the amount Landlord would have incurred during the Base Year with respect to the items or matters covered by the subject warranty or warranty-type protection, had such warranty or such service agreement not been in effect during the Base Year; [ii] any insurance premium resulting from any new forms of insurance, including earthquake insurance, shall be deemed to be included in Operating Expenses for the Base Year; and [iii] parking garage expenses relating to the operation of the Project parking facility. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year (with all tenants paying 100% of the rental due and owing by such tenants), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for the Base Year or such Expense Year as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Project been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for the Base Year or such Expense Year. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include (A) except as otherwise set forth above in this Section 4.2.4, bad-debt expenses, rent loss, depreciation, interest and amortization on mortgages, reserves of any kind or ground lease payments, if any; (B) real estate brokers' leasing commissions; (C) the cost of providing any service directly to and paid directly by any tenant;
(D) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (E) costs of any items to the extent Landlord receives reimbursement or would have received reimbursement if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from Tenant or a third party; (F) costs of capital improvements, except those set forth in items (xii), (xiv) and (xvi); (G) marketing costs, including leasing commissions, space planning costs and attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, and subleases and/or assignments incurred in connection with present or future tenants or other occupants of the Project, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project;
(H) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project; (I) rentals and other related expenses for leasing a heating, ventilation and air conditioning system, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Project) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease; (J) depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with sound real estate management principles, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (K) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge; (L) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (M) advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs; (N) to the extent applicable, electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if the floor was vacant); (O) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due; (P) costs arising from Landlord's charitable or political contributions; (Q) costs incurred in connection with the original construction of the Project or in connection with any major change in the Project, such as adding or deleting floors; (R) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants; (S) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer; (T) except as set forth in items (xii) and (xiv), above, late charges, penalties, liquidated damages, and interest and principal payments on mortgages; (U) amount paid as ground rental or as rental for the Project by the Landlord; (V) any compensation paid to clerks, attendants or other persons in commercial concessions (other than the parking operations) operated by or on behalf of the Landlord; (W) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art; (X) fees and reimbursements payable to Landlord (including its parent organization, subsidiaries and/or affiliates) or by Landlord for management of the Project (including the management of the Project parking facilities) which materially exceed the amount which would normally be paid to a company, in connection with the management of comparable buildings and/or the parking facilities of such comparable buildings, with a general reputation for excellence and integrity used at "arms length" and which is not, directly or indirectly, affiliated with Landlord ("Independent Company Test"); (Y) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project; (Z) Landlord's general corporate overhead and corporate administrative expenses;
(AA) all governmental assessments which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of comparable buildings) and shall be included as Operating Expenses in the year in which the assessment installment is actually paid; (BB) costs arising from the gross negligence or willful misconduct of Landlord or "Landlord Parties," as that term is defined in Section 10.1 of this Lease; (CC) costs incurred to comply with Applicable Laws with respect to "Hazardous Material," as that term is defined in
Section 29.27 of this Lease, which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal, remediation or other action with respect to such Hazardous Material; and costs incurred with respect to Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project or by anyone other than Tenant or Tenant Parties and is of such a nature, at that time, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal, remediation or other action with respect to such Hazardous Material; (DD) any finders fees, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Project office, once per year; (EE) any above Building standard construction cleanup; (FF) in-house legal and/or accounting (as opposed to office building bookkeeping) fees; (GG) in the event any facilities, services or utilities used in connection with the Project are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis; (HH) legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and Tenant, Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project; (II) costs associated with material portions of the Common Areas dedicated for the exclusive use of other tenants of the Project, except to the extent Tenant is given its pro-rata share (rentable square feet in the Premises in relation to rentable square feet in the Project) of comparable Common Areas; (JJ) legal fees and costs concerning the negotiation and preparation of this Lease or any litigation between Landlord and Tenant; (KK) costs of signs in or on the Building identifying the owner of the Building or other tenants' signs; (LL) any entertainment, dining or travel expenses for any purpose; (MM) costs covered by any warranties; (NN) during the initial Lease Term only, costs of correcting defects in the initial design and construction of the Project; (OO) costs of magazine and newspaper subscriptions to the extent not customary purchased at buildings comparable to and in the vicinity of the Building; and (PP) costs due to violations of the Underlying Documents.

               4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes or charges, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project.

                      4.2.5.1 Tax Expenses shall include, without limitation:

                             (i) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall, except as otherwise expressly provided below, also include any governmental or private assessments or other charges, costs or impositions or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                             (ii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

                             (iii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                      4.2.5.2 Subject to the terms of Section 4.2.5.3, below any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses if Landlord has a reasonable expectation of achieving a reduction in excess of the expenses incurred shall be included in Operating Expenses in the Expense Year such expenses are paid. Subject to the terms of Section 4.2.5.3, below, tax refunds shall be deducted from Tax Expenses in the Expense Year to which the same are applicable. All special assessments which may be paid in installments shall be paid by Landlord in the maximum number of installments permitted by law and not included in Tax Expenses except in the year in which the assessment is actually paid; provided, however, that if the prevailing practice in comparable buildings located in the vicinity of the Project is to pay such assessments on an early basis, and Landlord pays the same on such basis, such assessments shall be included in Tax Expenses in the year paid by Landlord. Subject to the terms of Section 4.2.5.3, below, if Tax Expenses for the Base Year or any Expense Year are decreased or increased after payment thereof, in either event for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days following written demand any resulting increase and Landlord shall credit Tenant with any resulting decrease in the amount of Tenant's Share of Direct Expenses for any Expense Year affected by such change, as applicable.

                      4.2.5.3 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any reasonable costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Tax Expenses nor included in Direct Expenses for purposes of this Lease, and
(ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge this Section 4.2.5.3 is not intended to in any way affect
(A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation) or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13. Notwithstanding the foregoing, upon a reassessment of the Building and/or Project pursuant to the terms of Proposition 13 (a "Reassessement") occurring after the Base Year which results in a decrease in Tax Expenses, the component of Tax Expenses for the Base Year which is attributable to the assessed value of the Building and/or Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) shall be reduced, if at all, for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment.

                      4.2.5.4 For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Project were fully constructed (at a Building standard amount) and the Project (including the land upon which the Project is located), and all tenant improvements in the Project were fully assessed for real estate tax purposes, and accordingly, during the portion of any Expense Year or the Base Year, Tax Expenses shall be deemed to be increased appropriately.

                      4.2.5.5 Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1 or levied in whole or part in lieu of Tax Expenses), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project),
(ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) any tax penalties.

               4.2.6 "Tenant's Share" of the Premises shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet of office space in the Building. Subject to the terms of Section 1.3 of this Lease, in the event either the Premises and/or the Building is expanded or reduced, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

        4.3 Calculation and Payment of Additional Rent.

               4.3.1 Calculation of Excess. If for any Expense Year following the Base Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of the amount of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "Excess"), if any.

               4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. On or before the first day of April following the end of each Expense Year, Landlord shall use commercially reasonable efforts to give to Tenant a statement (the "Statement"), which Statement shall be derived from an audit conducted by an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm), which shall state, on a line-item by line-item basis, the Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, but in no event longer than thirty (30) days after receipt of such Statement, the full amount of the

Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3, below, and if Tenant has paid more as Estimated Excess than the Excess (an "Overage"), Tenant shall receive a credit in the amount of the Overage against the Rent next coming due under the Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord (provided that in the event that such failure continues for a period of six (6) months following receipt of notice from Tenant, Tenant may elect to seek specific performance) from enforcing its rights under this Article 4. Notwithstanding anything above to the contrary, the failure by Landlord to provide a Statement within twenty-four (24) months after the expiration of any Expense Year for which such Statement applies shall be deemed a waiver by Landlord of Landlord's right to require Tenant to pay any additional Direct Expenses (except as to Tax Expenses, utility charges, or other governmental charges) for such year to which the Statement was to have applied. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, taking into consideration that the Lease Expiration Date may have occurred prior to the final day of the applicable Expense Year, if an Excess is present, Tenant shall pay to Landlord an amount as calculated pursuant to the provisions of
Section 4.3.1 of this Lease within thirty (30) days of Tenant's receipt of an invoice therefore from Landlord, and if an Overage is present, Landlord shall refund the amount of the Overage to Tenant within thirty (30) days following Landlord's determination. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill (a "Supplemental Statement") for such amounts within two (2) years following Landlord's receipt of the bill therefor).

               4.3.3 Statement of Estimated Direct Expenses. In addition, Landlord shall use commercially reasonable efforts to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall, on a line-item by line-item basis, set forth Landlord's reasonable and good faith estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be, the amount thereof to be allocated to tenants of the Building, and the estimated excess (the "Estimated Excess") as calculated by comparing Direct Expenses, which shall be based upon the Estimate, to the amount of Direct Expenses applicable to the Base Year, which Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4 (provided that in the event that such failure continues for a period of six (6) months following receipt of notice from Tenant, Tenant may elect to seek specific performance), nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary; provided however, any such subsequent revision shall set forth on a reasonably specific basis any particular expense increase. If pursuant to the Estimate Statement (or a revision thereof) an Estimated Excess is calculated for the then-current

Expense Year, Tenant shall pay, upon the later to occur of its next installment of Base Rent due or thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        4.4 Allocation of Direct Expenses.

               4.4.1 In General. Notwithstanding anything to the contrary set forth in this Article 4, when calculating the Direct Expenses for the Base Year, such Direct Expenses shall include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including but not limited to the institution of a split tax roll, and Operating Expenses shall include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages and amortized costs relating to capital improvements; provided however, that at such time as any such particular assessments, charges, costs, fees or increases are not longer included in Operating Expenses, such particular assessments, charges, costs, fees or increases shall be excluded from the Base Year calculation of Operating Expenses. Landlord shall (i) not make a profit by charging items to Operating Expenses that are otherwise also charged to separately to others, and (ii) Landlord shall not collect Operating Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses. Furthermore, in no event shall the components of Direct Expenses for any Expense Year related to electrical costs be less than the components of Direct Expenses related to electrical costs in the Base Year. Any refunds or discounts actually received by Landlord for any category of Operating Expenses shall reduce Operating Expenses in the applicable Expense Year (pertaining to such category of Operating Expenses).

               4.4.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building in the Project or of the Project, and the retail space tenants of a building in the Projector of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

               4.4.3 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated (based upon the square footage of the Building as compared to the total square footage of the Project) to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall only include Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

        4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, as Additional Rent, upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

               4.5.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds Thirty-Five Dollars ($35.00) per rentable square foot of the Premises so improved;

               4.5.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion of the Project (including, but not limited to, the Project parking facility); or

               4.5.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        4.6 Landlord's Book and Records. Any objection by Tenant to any annual Statement or Supplemental Statement, or to any information reported therein, shall be deemed waived if not raised by notice to Landlord within two (2) years following delivery of such annual Statement or Supplemental Statement. Following the giving of such notice, Tenant shall have the right during Landlord's regular business hours and on reasonable prior notice, to inspect, at the location of Landlord's accounting records, at Tenant's sole cost, Landlord's general ledger with respect to Direct Expenses for the Expense Year to which such annual Statement or Supplemental Statement relates. The inspection of Landlord's general ledger may be conducted by an employee of Tenant, or a reputable certified public accountant (which accountant is a member of a reputable independent nationally or regionally recognized certified public accounting firm, who has had previous experience in reviewing financial operating records of landlords of office buildings; provided that such accountant is not retained by Tenant on a contingency fee basis). Any accounting firm retained by Tenant in connection with this Section 4.6 shall not already be providing primary accounting services to Tenant, nor shall it have provided primary accounting services to Tenant within the three (3) calendar years prior to the date of such audit pursuant to this Section 4.6. The inspection of Landlord's general ledger must be completed not later than thirty (30) days after the date such general ledger is made available to Tenant, and any audit report prepared by Tenant's auditors shall be delivered concurrently to Landlord and Tenant within such thirty (30) day period. If, after such inspection of Landlord's general ledger, Tenant disputes the amount of Direct Expenses for the Expense Year to which such annual Statement or Supplemental Statement relates, Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within sixty (60) days after completion of Tenant's inspection, then Tenant shall have the right to submit the dispute to arbitration pursuant to Section 29.29, below, which right shall be exercised, if at all, by delivering a notice of election to arbitrate to Landlord not later than the last day of said sixty (60) day period. The decision of the "Arbitrator," as that term is defined in Section 29.29.2, below, including any "Arbitration Award," as that term is defined in Section 29.29.3.2, below, shall be delivered simultaneously to Landlord and Tenant, and shall be final and binding upon Landlord and Tenant. If the arbitrator determines that the amount of Direct Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the decision of the Arbitrator, with interest at the Interest Rate. All costs and expenses of the arbitration shall be paid by Tenant unless the final determination in such arbitration is that Landlord overstated Direct Expenses for the applicable Expense Year by more than four percent (4%) of the originally reported Direct Expenses, in which case Landlord shall pay all costs and expenses of the arbitration. Tenant shall keep any information gained from its inspection of Landlord's general ledger confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall require its employees or agents inspecting Landlord's general ledger to sign a confidentiality agreement as a condition of Landlord making Landlord's general ledger available to them. Tenant understands and agrees that the confidentiality provision set forth herein is of material importance to Landlord and that any violation thereof shall result in immediate and irreparable harm to Landlord. Tenant's exercise of its audit rights shall not relieve Tenant of its obligation to pay disputed amounts, and Tenant's rights under this section may only be exercised by Tenant if Tenant is not in default under this Lease beyond any applicable cure period set forth herein, during the period that Tenant is exercising its rights hereunder. The payment by Tenant of its Direct Expense payment, or any amount on account thereof, shall not preclude Tenant from exercising its rights under this section, but if Tenant fails to timely exercise its audit rights in accordance with this Section 4.6 (i.e. within two (2) years of Tenant's receipt of such Statement or Supplemental Statement (as the case may be)), such failure shall be conclusively deemed to constitute Tenant's approval of Landlord's annual Statement or Supplemental Statement for the Expense Year in question. There shall be no more than one (1) audit and/or review by Tenant of Direct Expenses for any twelve (12) month period. Landlord shall maintain its accounting records with respect to Direct Expenses during the review period for each Expense Year and during the pendency of any audit. In no event shall this Section 4.6 be deemed to allow any review of any of Landlord's records by any subtenant of Tenant. Tenant agrees that this Section 4.6 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

                                    ARTICLE 5

                                 USE OF PREMISES

        5.1 Permitted Use. Tenant shall use the Premises solely for the "Permitted Use," as that term is defined in Section 13 of the Summary, and Tenant shall not use or permit the

Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

        5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail (except for "e-commerce" retail sales) or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall faithfully observe and comply with the Rules and Regulations set forth in Exhibit B attached hereto. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, that Landlord shall use commercially reasonable efforts (but not including the institution of legal proceedings) to enforce such non-performance against the other occupants and tenants of the Project, to the extent such non-performance has a material adverse effect on Tenant's use of or access to the Premises. Tenant shall comply with, and this Lease shall be subject to, all recorded covenants, conditions, and restrictions, declarations, development agreements, easements, operating agreements or other instruments (including any amendments and modifications to any such instruments) now or hereafter affecting the Project (collectively, the "Underlying Documents"). Following notice to Tenant, Tenant agrees that Landlord may, without Tenant's prior consent, modify the terms of the Underlying Documents without affecting Tenant's subordination of this Lease thereto, so long as such modifications do not materially, adversely affect Tenant's rights or materially, adversely increase Tenant's obligations thereunder. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of hazardous materials or substances as defined pursuant to any applicable federal, state or local governmental or quasi-governmental law, code, ordinance, rule, or regulation. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as hazardous materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Article 5.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

        6.1 Standard Tenant Services. Landlord shall provide the following services on all days at all times during the Lease Term, unless otherwise stated below.

               6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and on Saturdays during the period from 9:00 a.m. to 1:00 p.m. (collectively, the "Building Hours"), except for Sundays and New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other nationally and locally recognized holidays as designated by Landlord (collectively, the "Holidays").

               6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that the connected electrical load of the incidental use equipment and lighting fixtures does not exceed an average of five (5) watts per rentable square foot of the Premises during the Building Hours, calculated on a monthly basis, and the electricity so furnished will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes. Tenant will design Tenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

               6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

               6.1.4 Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises, and window washing services, in a matter at least materially consistent with buildings comparable to and in the vicinity of the Building.

               6.1.5 Landlord shall provide nonexclusive freight elevator service, subject to scheduling by Landlord.

               6.1.6 Landlord shall provide reasonable access control services for the Building seven (7) days per week, twenty-four (24) hours per day, in a manner consistent with other buildings comparable to and in the vicinity of the Building. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person. Tenant may, at its own expense, install its own security system ("Tenant's Security System") in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is compatible with Landlord's security system and the Building systems and equipment, and to the extent that Tenant's Security System is not compatible with Landlord's security system and the Building systems and equipment, Tenant shall not be entitled to install or operate the Tenant's Security System. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the installation, monitoring, operation and removal of Tenant's Security System. Tenant's Security System shall be installed by Tenant in accordance with terms of Article 8 of this Lease.

               6.1.7 Landlord shall provide nonexclusive automatic elevator service at all times.

        6.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent (which consent shall not be unreasonably withheld), use heat-generating machines, machines other than normal office machines, or equipment or lighting other than task lighting and building standard lights in the Premises, to the extent same may materially adversely affect the temperature otherwise maintained by the air conditioning system or materially increase the water (unless Tenant agrees to pay for such excess water) normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the "Actual Cost," as that term is defined below, thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord within thirty (30) days following receipt of Landlord's bill therefor. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days following the receipt of a bill therefore, the Actual Cost of such excess consumption (except with respect to excess HVAC use, in connection with which Tenant shall pay the amount determined pursuant to the remaining terms of this Section 6.2), the Actual Cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the Actual cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased Actual Cost directly to Landlord within thirty (30) days following receipt of Landlord's bill therefor, including, if such metering devices indicate any excess consumption, the Actual Cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and Tenant may install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord as long as a Design Problem is not created. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord reasonable prior notice, of Tenant's desired use and, notwithstanding anything in this Section 6.2 to the contrary, Landlord shall supply such utilities to Tenant at the "After Hours HVAC Charge," as that term is defined, below. As used herein, (i) the "Actual Cost" shall mean the actual cost incurred by Landlord, as reasonably determined by Landlord, without, however, any charge for profit, overhead or administration, and (ii) the "After Hours HVAC Charge" shall equal an amount equal to the sum of (i) $85.00 per hour per floor, and (ii) the amount of any actual increase in the cost per floor per hour in Landlord providing Tenant with after hours HVAC which occurs following the date of this Lease. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder.

        6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as provided in Section 19.5.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as provided in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions ("Voluntary Compliance") without creating any liability of Landlord to Tenant under this Lease, provided that (i) the Premises are not thereby rendered untenantable and (ii) such controls or guidelines do not materially interfere with the conduct of Tenant's Permitted Use from the Premises and (iii) Landlord's compliance with such controls or guidelines is generally consistent with the practice of landlords of comparable buildings.

        6.4 Tenant HVAC System. Tenant, at its sole expense, may install a supplemental HVAC system in the Premises, for the purpose of servicing the Premises during hours other than Building Hours or to serve any other particular Tenant need (the "Tenant HVAC System"). Any such installation shall be in accordance with the terms of Article 8 of this Lease. If required for such purpose, Tenant may connect into the Building's condensor water system, if and to the extent that (i) Tenant's use of condensor water pursuant to this Section
6.4 will not adversely affect the condensor water system or the use thereof by other tenants of the Project, and (ii) such connection is otherwise approved by Landlord, which approval shall not be unreasonable withheld, conditioned or delayed unless a "Design Problem," as that term is defined in Section 8.1, below, exists. If Tenant connects into the Building's condensor water system pursuant to the terms of the foregoing sentence, (x) Landlord may install, at Tenant's reasonable expense, a meter to measure Tenant's use of condensor water, and (y) Tenant shall reimburse Landlord for Tenant's use of condensor water at Landlord's actual cost therefor. Tenant shall coordinate the installation and operation of Tenant's HVAC System with Landlord to ensure that Tenant's HVAC System is compatible with the systems and equipment of the Building, and to the extent that Tenant's HVAC System is not compatible with the systems and equipment of the Building, Tenant shall not be entitled to install or operate the same. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation, replacement and repair of Tenant's HVAC System. In connection with the Tenant HVAC System, (a) Landlord may, at Tenant's sole cost and expense, separately meter the electricity utilized by the Tenant HVAC System, and (b) Tenant shall be responsible for the cost of all electricity utilized by the Tenant HVAC System. At Landlord's sole option, which option shall be exercised (if at all) at the time Landlord grants its consent to Tenant's installation of the Tenant HVAC System (provided that Tenant's request for approval requests such a designation), Tenant shall remove the Tenant HVAC System prior to the expiration or earlier termination of this Lease, and repair any damages to the Building caused by such removal, or leave same in the Premises, in which event the same shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises upon the expiration or earlier termination of this Lease.

                                    ARTICLE 7

                                     REPAIRS

        7.1 In General. Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, stairwells, escalators, elevator cabs, plazas, pavement, sidewalks, curbs, entrances, landscaping, art work, sculptures, men's and women's public washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "Building Structure") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the "Building Systems"). Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent required because of (i) Tenant's use of the Premises for other than other than normal and customary business office operations, or (ii) the negligence or willful misconduct of Tenant or the Tenant Parties, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS Exception"). Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and "Alterations," as that term is defined in Section 8.1, below, fixtures, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term (but such obligation shall not extend to the Building Structure and the Building Systems, except pursuant to the BS/BS exception). In addition, except as provided as part of Landlord's repair obligations set forth above or elsewhere in this Lease, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances (but such obligation shall not extend to the Building Structure and the Building Systems, except pursuant to the BS/BS Exception); provided however, that, at Landlord's option, but only if Tenant fails to make such repairs and replacements, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, to the extent not duplicative of Direct Expenses and to the extent the work is not performed by people whose salaries are paid out of Direct Expenses, forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises (but except during emergencies, Landlord may not enter "Secured Areas," as that term is defined in Article 27 of this Lease) at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by Applicable Laws; provided, however, except for emergencies, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially or adversely interfere with Tenant's use of, or ingress or egress to, the Premises. Tenant hereby waives any and all rights under and benefits of Section 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

        7.2 Tenant's Right to Make Repairs. Notwithstanding any of the terms and conditions set forth in this Lease to the contrary, if Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance of any portion of the Premises which constitutes a full floor of the Building, including the Building Structure and/or Building Systems on such floor, which event or circumstance with respect to the Building Structure or Building Systems materially or adversely affects the conduct of Tenant's business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the provisions of this Lease to be taken by Landlord and was not commenced by Landlord within such ten (10) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in buildings comparable to and in the vicinity of the Building. Promptly following completion of any work taken by Tenant pursuant to the provisions of this Section 7.2, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the provisions of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent and the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, which arbitrator shall be selected and qualified pursuant to the procedures set forth in Section 29.29 of this Lease. If Tenant prevails in the arbitration, the amount of the Award (which shall include interest at the Interest Rate from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys' fees and related costs) may be deducted by Tenant from the Rent next due and owing under this Lease if Landlord fails to pay such Award within thirty
(30) days after it is so awarded.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

        8.1 Landlord's Consent to Alterations. Tenant shall have the right, without Landlord's consent but upon five (5) business days prior notice to Landlord, to make strictly cosmetic, non-structural additions and alterations ("Cosmetic Alterations") to the Premises that do not (i) involve the expenditure of more than Thirty-Five Thousand Dollars ($35,000.00) in the aggregate in any Lease Year; (ii) affect the exterior appearance of the Building or (iii) affect the Building Systems or the Building Structure. Except in connection with Cosmetic Alterations, Tenant may make improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") only upon first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent or approval shall not be withheld, conditioned or delayed by Landlord, unless a Design Problem exists. A "Design Problem" is defined as, and will be deemed to exist if such Alteration will (i) affect the exterior appearance of the Building; (ii) adversely affect the Building Structure; (iii) adversely affect the Building Systems; (iv) unreasonably interfere with any other occupant's normal and customary office operation or (v) fail to comply with Applicable Laws. The construction of the Tenant Improvements shall be governed by the terms of the Tenant Work Letter, attached hereto as Exhibit D, and not the terms of this Article 8.

        8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, reasonable requirements (provided that the same shall in any event be consistent with the terms and conditions of this Lease). If any Alterations will involve the use of or disturb any Hazardous Material existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such Hazardous Material; provided, however, if such Hazardous Material existed in the Premises prior to the Lease Commencement Date, and same was not put therein by Tenant, Landlord shall pay any incremental extra costs incurred by Tenant in connection with the Alteration resulting from the presence of the Hazardous Materials. Tenant shall construct such Alterations and perform such repairs (i) using licensed and reasonably available contractors selected by Landlord and reasonably approved by Tenant; (ii) in conformance with any Applicable Laws and pursuant to a valid building permit, issued by the applicable governmental authorities, and (iii) in conformance with Landlord's reasonable written construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building pursuant to the terms of Article 24 of the Lease, Landlord shall make such changes, at Tenant's expense. The "Base Building" shall include the Building Structure and the Building Systems (inclusive of public restrooms). All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building, the Project, or the Common Areas for any other tenant of the Project, and as not to obstruct the business of Landlord or other tenants in the Building and/or the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Project Common Areas. Upon completion of any Alterations, at Landlord's request, Tenant agrees to prepare and Landlord shall execute if factually correct, and Tenant shall cause a timely Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with the terms of Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

        8.3 Payment for Improvements. Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses reasonably incurred in connection with Landlord's review of any Alterations to the extent such Alterations could materially adversely affect the Building Structure or the Building Systems.

        8.4 Construction Insurance. In the event that Tenant makes any Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant's contactor carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to
Article 10 of this Lease immediately upon completion thereof. In addition, in the event (i) a Transferee of Tenant (other than an Affiliate) makes any Alterations, or (ii) Tenant makes any Alterations, other than Cosmetic Alterations, which are reasonably anticipated to cost in excess of One Hundred Thousand and No/100 Dollars ($100,000.00), Landlord may, in its reasonable discretion, require Tenant or its Transferee, as the case may be, to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount reasonably sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

        8.5 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal and to return that portion of the Premises to a Building-standard condition as reasonably determined by Landlord; provided, however, that Landlord may only require the removal of any Alterations and other improvements (including the Tenant Improvements) to the extent the same relate to a non-general office use of space. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the Actual Cost thereof to Tenant.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

        Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant reserves the right to contest such lien, provided that Tenant shall, at its sole cost and expense, provide a bond in accordance with the California Civil Code,
Section 3143. If Tenant does not timely exercise its right to contest such lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring fifteen (15) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days following receipt of Landlord's bill therefor.

                                   ARTICLE 10

                                    INSURANCE

        10.1 Indemnification and Waiver. Because Tenant is required to insure all of its Tenant Improvements and Alterations and its furniture, fixtures and equipment and because of the requirements to provide waivers of subrogation, Tenant hereby assumes all risk of damage to property in its Premises, subject to the provisions of the waiver of subrogation set forth below. Tenant hereby assumes all risk of injury to persons in, upon or about the Premises from any cause whatsoever except to the extent caused by the negligence or willful misconduct of the Landlord Parties. To the extent not prohibited by law, Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except for damage to property which Landlord insures or is required to insure pursuant to the terms and conditions of this Lease and except for injury to persons to the extent caused by the negligence or willful misconduct of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, partners, subpartners, parent organization, affiliate, subsidiary and their respective officers, directors, contractors, agents, servants, employees, invitees, valets, guests, or licensees of Tenant and each of them (collectively, "Tenant Parties") or any such person, in or on the Project, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to any Claims by any person, company or entity resulting from the negligence or willful misconduct of the Landlord Parties in connection with the Landlord Parties' activities in the Building or the Project (except for damage to the Tenant Improvements, Alterations, and/or Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease for any such Tenant Improvements, Alterations or personal property, fixtures, furniture or equipment), and Landlord hereby so indemnifies, defends, protects and holds Tenant and Tenant Parties harmless from any such Claims; provided further that because Landlord is required to maintain insurance on the Building and the Project and Tenant compensates Landlord for such insurance as part of Tenant's Share of Direct Expenses and because of the existence of waivers of subrogation set forth in Section 10.4 of this Lease, Landlord hereby indemnifies, defends, protects and holds Tenant harmless from any Claim to any property to the extent such Claim is covered by such insurance (or would have been covered if Landlord had carried the insurance required hereunder), even if resulting from the negligent acts, omissions, or willful misconduct of the Tenant Parties. Similarly, since Tenant must carry insurance pursuant to this
Article 10 to cover its personal property within the Premises, the Tenant Improvements, and the Alterations, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance (or would have been covered if Tenant had carried the insurance required hereunder), even if resulting from the negligent acts, omissions or willful misconduct of the Landlord Parties. Pursuant to this
Article 10, Tenant's agreement to indemnify, defend, protect and hold Landlord harmless, and Landlord's agreement to indemnify, defend, protect and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this Lease to the extent such policies cover the results of such acts, omissions or willful misconduct. The provisions of this
Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. Notwithstanding anything in this Lease to the contrary, nothing in this Lease shall impose any obligations upon Landlord or Tenant to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages, other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project, but Tenant shall not be responsible for any consequential damages resulting from Landlord's or its contractor's acts in connection with the completion by Landlord of the tenant improvements in the Premises pursuant to the Tenant Work Letter.

        10.2 Landlord's Fire and Casualty Insurance. Landlord shall insure the Building (including the Building Structure and Building Systems) and the Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine, provided that to the extent consistent with the practices of landlords of comparable buildings, such coverage shall (i) be for full replacement of the Building and the Project in compliance with all then existing Applicable Laws; (ii) provide for rent continuation insurance equal to not less than twelve (12) months' rent; and (iii) be with companies and have policies meeting the criteria set forth in Section 10.3.4(iii) in this Lease. Additionally, at the sole option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of comparable buildings, and Worker's Compensation and Employee's Liability coverage as required by Applicable Laws. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises other than for the Permitted Use causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

               10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate, and (ii) Personal Injury Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate.

               10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the guaranteed replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

               10.3.3 Intentionally Deleted

               10.3.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord's Building manager(s) and/or the manager(s) of the Project common areas, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-XII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.

        10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, or other similar insurance. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

        10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of comparable buildings located in the vicinity of the Project from tenants comparable in size to Tenant. Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to Article 11 or Article 13 below, Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(ii) of this Lease for the unamortized value of the Tenant Improvements (amortized on a straight-line basis throughout the Lease Term).

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

        11.1 Repair of Damage to Premises by Landlord. To the extent Landlord does not have actual knowledge of same, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Article 11. If the Premises, the Building Structure, the Building Systems, or any Common Areas of the Project serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises (inclusive of the Buildings Structure and Building Systems) and such Common Areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other Applicable Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas reasonably deemed desirable by Landlord, provided access to the Premises, the Project parking facility, and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(ii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. Tenant's insurance proceeds shall be disbursed for all costs and expenses incurred by Landlord in connection with the repair of any such damage pursuant to a disbursement procedure mutually approved by Landlord and Tenant. As long as the Tenant Improvements in the Premises are rebuilt, Tenant shall be entitled to retain any portion of the proceeds of the insurance described in Sections 10.3.2 (ii) in excess of the cost of such restoration, or if this Lease terminates, subject to the terms of Section 10.5, above, Tenant shall receive all such insurance proceeds. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, if this Lease does not terminate pursuant to Section 11.2 below or for any other reason, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select, subject to Tenant's reasonable approval, non-affiliated independent third party contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant Parties, or injury to

Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary for Tenant to reasonably conduct Tenant's Permitted Use, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the Permitted Use under this Lease, and not occupied by Tenant as a result thereof; provided, further, if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the Permitted Use, and not occupied by Tenant as a result of the subject damage. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

        11.2 Landlord's Option to Repair. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or the Project, and instead terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after Landlord's discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises which period will be extended by any "Force Majeure," as that term is defined in Section 29.13, below, on a day-for-day basis, but Landlord may so elect only if (a) the Building or Project shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and (b) one or more of the following conditions in (i), (ii), (iii) or (iv), immediately below, is present:
(i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred forty (240) days of the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building and/or the Project, or ground lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof in excess of the "Landlord Contribution," as that term is defined, below, be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be, and (a) Tenant does not agree to fund the amount in excess of Landlord's Contribution required to complete the appropriate repairs, (b) Landlord elects not to commence rebuilding or reconstructing within one (1) year from the date of such damage and destruction, and (c) Landlord elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction; (iii) the damage is caused by an earthquake and is not fully covered, except for the Landlord Contribution, by Landlord's insurance policies (or by the insurance Landlord is required to carry under this Lease) and Landlord elects not to commence rebuilding or reconstructing within one (1) year from the date of such damage and destruction and elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction; or (iv) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable judgment of a licensed architect or contractor mutually and reasonably agreed upon by Landlord and Tenant, be completed within two hundred forty (240) days after the damage or destruction is discovered (which period shall not be subject to extension as a result of any Force Majeure), Tenant may elect, no earlier than forty-five (45) days after the date of the damage and not later than ninety


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
(90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice. At any time, from time to time, after the date occurring forty-five (45) days after the date the damage is discovered, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect's or contractor's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five
(5) business days. For purposes of this Section 11.2, the "Landlord Contribution" shall initially mean Two Million Dollars ($2,000,000.00); provided, however, that such amount shall be reduced by an amount equal to Sixteen Thousand Six Hundred Sixty-Seven and No/100 Dollars ($16,667.00) on the first day of each month during the Lease Term.

        11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, or the Project.

        11.4 Damage Near End of Term. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term and, in the reasonable judgment of Landlord, the damage or destruction to the Premises or Building cannot be repaired by the date which is six (6) months prior to the Lease Expiration Date, then notwithstanding anything contained in this Article 11, either Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate sixty (60) days after the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                   ARTICLE 12

                                    NONWAIVER

        Except as otherwise provided for herein as a "deemed waiver," no provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed by such waiving party, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease nor shall Landlord's payment of monies due Tenant hereunder constitute a waiver by Landlord of any breach or default by Tenant under this Lease. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Lease or at law.

                                   ARTICLE 13

                                  CONDEMNATION

        If the whole or any material portion of the Premises, Building, or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety
(90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, or if Tenant cannot conduct its business operations in substantially the same manner such business operations were conducted prior to such taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, then Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant or is otherwise separately identifiable. Notwithstanding anything in this Article 13 to the contrary, Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation for this Lease. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.


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
                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 Transfers. Tenant shall not, without the prior written consent (except as provided in Section 14.6, below) of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees and contractors other than on a temporary, occasional basis by persons or entities having a business relationship with Tenant (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than fifteen (15) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer (but not any documentation relating solely to the sale (if any) of Tenant's business to such Transferee), including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and, upon request from Landlord, Tenant's good faith estimated calculation of the "Transfer Premium," if any, as that term is defined in
Section 14.3, below, in connection with such Transfer, (iv) financial information of the proposed Transferee certified by an officer, partner or owner thereof, reasonably necessary to determine if such Transferee is a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the proposed Transfer on the date consent is requested, business credit, bank and personal references and history of the proposed Transferee, (v) information with regard to the nature of the business such proposed Transferee intends to operate in the Subject Space and how long the proposed Transferee has operated such business, and (vi) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit
E. Landlord shall approve or disapprove of the proposed Transfer in accordance with Section 14.2, below, within fifteen (15) days (the "Review Period") after Landlord's receipt of the applicable Transfer Notice. In the event that Landlord fails to notify Tenant in writing of such approval or disapproval within such Review Period Landlord shall be deemed to have approved such Transfer. Any Transfer requiring Landlord's consent hereunder which is made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Whether or not Landlord shall grant consent, Tenant shall , within thirty (30) days after written request by Landlord, reimburse Landlord for all reasonable and actual out-of-pocket costs and expenses incurred by Landlord in connection with its review of a proposed Transfer, provided that such cost and expenses shall not exceed One Thousand Five Hundred Dollars ($1,500.00) for a Transfer in the ordinary course of business.

        14.2 Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

               14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Project as reflected by the then-existing tenants of the Project with respect to comparable space;

               14.2.2 The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a comparable building located in the vicinity of the Project, (iii) which is capable of exercising the power of eminent domain or condemnation, or (iv) which would significantly increase the human traffic in the Premises, the Building, and/or the Project;

               14.2.3 The Transferee's intended use of the Premises is inconsistent with the Permitted Use;

               14.2.4 The Transfer occurs during the period from the Lease Commencement Date until the earlier of (i) the second (2nd) anniversary of the Lease Commencement Date or (ii) the date at least ninety percent (90%) of the rentable square feet of the Project is leased, and the rent charged by Tenant to such Transferee during the term of such Transfer (the "TRANSFEREE'S RENT"), calculated using a present value analysis, is less than ninety percent (90%) of the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term (the "QUOTED RENT"), calculated using a present value analysis, provided that Landlord has space in the Project reasonably capable of satisfying the proposed Transferee's space requirement;

               14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved pursuant to the Transfer on the date consent is requested;

               14.2.6 The proposed Transfer would cause Landlord to be in violation of an exclusive right granted by Landlord in good faith in another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease as a result of the proposed use to be made of the space by the sublessee or assignee, provided that upon request from Tenant, Landlord shall provide notice of all applicable exclusive rights; or

               14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the three (3)-month period immediately preceding the Transfer Notice.

        Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld, conditioned, or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this
Article 14, Tenant hereby waives any right and law or in equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee, but Tenant retains the right to sue Landlord for any damages suffered by Tenant and/or for specific performance if Landlord unreasonably withholds, conditions or delays it consent to a proposed Transfer (other than damages or injury to, or interference with, Tenant's business, including without limitation, loss of profits, however occurring, but not excluding loss of profits Tenant would have been able to claim pursuant to
Section 14.3 of this Lease). If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within nine (9) months after Landlord's consent, but not later than the expiration of said nine-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

        14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, actually received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable (in lieu of or in addition to rent) by such Transferee in connection with the Transfer (as opposed to the sale of Tenant's business) in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, (iii) any costs to buy-out or takeover the previous lease of a Transferee; (iv) any improvement allowance or other economic concessions (space planning allowance, moving expenses, etc.) paid by Tenant to Transferee in connection with such Transfer; (v) reasonable attorneys' fees incurred by Tenant (including attorneys' fees paid to Landlord) in connection with the Transfer; and (vi) the aggregate amount of Base Rent and Additional Rent paid by Tenant during the period prior to the commencement of the term of the transfer during which Tenant does not occupy the subject space, commencing on and after the Downtime State Date (as defined below) (collectively, "Subleasing Costs"). The "Downtime Start Date" shall mean the later of (A) the date which Tenant vacates and does not reoccupy the subject space and delivers notice of the same to Landlord, and (B) the date Tenant enters into a listing agreement for the subject space with a reputable broker, and provides Landlord with notice thereof; provided, however, in no event will Subleasing Costs for space not yet occupied by Tenant (and not occupied by Tenant merely as a subterfuge of this provision) include any Base Rent and Additional Rent paid by Tenant to Landlord for a period of time in excess of six (6) months. "Transfer Premium" shall also include, but not be limited to, key money and bonus money or other cash consideration for


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
rent or in lieu of rent paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee's Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee's Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term. Notwithstanding anything contained herein to the contrary, under no circumstances shall Landlord be paid any Transfer Premium until Tenant has recovered all Subleasing Costs for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively, "Transaction Costs"), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved.

        14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or a portion of the Premises, Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such fifteen (15) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice; provided however, that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this
Section 14.4. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4. If Landlord exercises its option to recapture any such space from Tenant, (i) Landlord shall be responsible for the construction of any partitions which Landlord reasonably deems necessary to separate such space from the remainder of the Premises, (ii) Landlord and any transferee of Landlord with respect to such space shall have the right to use, in common with Tenant, all lavatories, corridors and lobbies which are within the Premises and which are reasonably required for the use of such space, and (iii) in the case of a recapture by Landlord with respect to less than the entire Premises for less than the entire remaining Lease Term, Landlord shall, upon the expiration of the term of such recapture, return such recaptured space to Tenant in substantially the same (or better) condition as received by Landlord, reasonable wear and tear and damage by casualty and condemnation excepted.

        14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, if understated by more than four percent (4%), pay Landlord's costs of such audit.

        14.6 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to (a) an affiliate of Tenant (an entity which is controlled by, controls or is under common control, as such term is defined in California General Corporations Code ("CGCC") Sections 160 and 5045, with, Tenant); (b) an entity which merges with or acquires or is acquired by, Tenant or a parent of Tenant, as defined in CGCC Sections 175 and 5064, or a subsidiary, as defined in CGCC Sections 189 and 5073, of Tenant's parent or Affiliate, (c) a transferee of substantially all of the assets of Tenant , or (d) any transaction or series of transactions in which more than 50% of the voting power of Tenant is disposed of in connection with venture capital or similar funding arrangements (a, b c and d to be collectively be referred to herein as an "Affiliate") along with any other entity which will qualify as an "affiliate" under CGCC 150 and 5031, shall not be deemed a Transfer under this Article 14 (and shall not entitle Landlord to any Transfer Premium), provided that at least five (5) business days prior to such assignment or sublease (i) Tenant provides Landlord with reasonable evidence, including a certified audit opinion of an independent certified public accountant with a regional or national reputation, that any such entity maintains a net worth, calculated in accordance with generally accepted accounting principals, consistently applied ("Net Worth"), equal to or greater than the Net Worth of Tenant either immediately prior to the time of such assignment or sublease; or at the time this Lease is executed; (ii) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate; and (iii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease.

        14.7 Permitted Subleases. Notwithstanding any contrary provision of this
Article 14, Tenant shall have the right without the payment of a Transfer Premium and without the receipt of Landlord's consent, but on prior written notice to Landlord, to sublease up to ten thousand (10,000) rentable square feet of the Premises, in the aggregate, subject to the following conditions: (i) all such individuals or entities shall be of a character and reputation consistent with the quality of the Building and the Project (and shall not violate the terms of Section 14.2.6, above); and (ii) such sublease shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such sublease. Any sublease permitted under this Section
14.8 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such sublease shall relieve Tenant from any liability under this Lease.

        14.8 Landlord's Recognition of Transfers Upon Lease Termination. At Tenant's request, Landlord shall, concurrently with the granting of Landlord's consent to the Sublease, as that term is defined below, execute a commercially reasonable recognition agreement (the "Recognition Agreement") in favor of a Transferee who is a subtenant of Tenant for all of the Premises (the "Subtenant"), which provides that in the event this Lease is terminated, Landlord shall recognize the sublease between such Subtenant and Tenant (the "Sublease") and not disturb such Subtenant's possession of the Premises or applicable portion thereof (the "Sublease Space"), due to such termination; provided that (i) at the time of Tenant's request for Landlord's execution of the Recognition Agreement, such Transfer contains the same economic Rent set forth in this Lease, or the Sublease provides that upon a default by Tenant under this Lease which results in the termination of this Lease, the Subtenant receiving the Recognition Agreement shall be subject to the same terms and conditions set forth in this Lease; provided, however, the economic terms of such Transfer may be more favorable to Landlord than those set forth in this Lease; (ii) the Sublease Space consists of not less than the entire rentable area of the Premises; (iii) Landlord shall not be liable for any act or omission of Tenant; (iv) Landlord shall not be subject to any offsets or defenses which the Subtenant might have as to Tenant or to any claims for damages against Tenant, nor shall Landlord be obligated to fund to, or for the benefit of, Subtenant, any undisbursed tenant improvement or refurbishment allowance or other allowances or monetary concessions unless same has been granted to Tenant and transferred to Subtenant; (v) Landlord shall not be required or obligated to credit the Subtenant with any rent or additional rent paid by the Subtenant to Tenant; (vi) Landlord shall not be bound by any provisions of the


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
Sublease which are inconsistent with the terms and conditions of this Lease;
(vii) such recognition shall be effective upon, and Landlord shall be responsible for performance of only those covenants and obligations of Tenant pursuant to the Sublease accruing after, the termination of this Lease; (viii) as a condition to Landlord's obligation to enter into the Recognition Agreement, Landlord shall have the right to reasonably approve the creditworthiness and financial strength of the Subtenant, which reasonable approval shall be based upon the creditworthiness and financial strength then generally required by Landlord and landlords of comparable buildings of a new tenant who is leasing space of a rentable area comparable to the rentable area of the Sublease Space for a term equal to the remaining Lease Term, who is granted concessions comparable to the concessions, if any, granted to the Subtenant, and who is assuming the monetary obligations under the Sublease; and (ix) the Subtenant shall make full and complete attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the Subtenant, so as to establish direct privity of contract between Landlord and the Subtenant with the same force and effect as though the Sublease was originally made directly between Landlord and the Subtenant. Upon Landlord's written request given any time after the termination of this Lease, the Subtenant shall execute a lease for the space subject to the applicable Sublease upon the same terms and conditions as set forth in the Recognition Agreement. In the event Landlord enters into a Recognition Agreement with any particular Subtenant pursuant to the provisions of this Section 14.8, Tenant hereby acknowledges and agrees that, for purposes of calculating the damages due Landlord following Tenant's breach and Landlord's termination of this Lease, with respect to any such Sublease Space, Landlord shall be deemed to have adequately mitigated its damages in accordance with Applicable Laws for the portion of the Premises covered by an applicable Recognition Agreement.

                                   ARTICLE 15

                             SURRENDER OF PREMISES;
                            REMOVAL OF TRADE FIXTURES

        15.1 Surrender of Premises. No act or thing done by any Landlord Parties or Tenant Parties during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to any Landlord Parties shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

        15.2 Removal of Tenant Property by Tenant. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term as long as Tenant is not in default under this Lease with any applicable cure period having expired. Upon the expiration of the Lease


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
Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage by casualty, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Landlord and Tenant acknowledge and agree that nothing in this Section 15.2 shall prohibit Tenant from removing any furniture, free-standing equipment, free-standing cabinet work and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, at any time throughout the Lease Term.

                                   ARTICLE 16

                                  HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of
(i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) one hundred fifty percent (150%). Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

        Within ten (10) business days following a request in writing by Landlord or Tenant, Tenant or Landlord, as the case may be, shall execute and deliver to the requesting party (the

"Requesting Party") an estoppel certificate, which shall be substantially in the form of Exhibit E, attached hereto, (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Building, the Project, or any portion thereof, or any assignee or sublessee), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by the Requesting Party or Landlord's mortgagee or prospective mortgagee or Tenant's Transferee, as the case may be. Appropriate modification shall be made to Exhibit E when Tenant is the Requesting Party. Landlord or Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. The failure of Landlord or Tenant, as the case may be, to timely execute, acknowledge and deliver such estoppel certificate or other instruments upon five (5) additional business days notice from the Requesting Party advising the other party of the consequences of a non-response, shall constitute an acceptance of the Premises and an acknowledgment by the other party that statements included in the estoppel certificate are true and correct, without exception. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year; provided, however, as a condition precedent to Tenant's delivery, Landlord or the Landlord Party requesting such information shall execute a commercially reasonable form of confidentiality agreement with respect thereto. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

                                   ARTICLE 18

                                  SUBORDINATION

        Subject to Tenant's receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease is subject and subordinate to all present and future ground or underlying leases of the Project and/or the Building, and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project and/or the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord shall use commercially reasonable efforts to provide Tenant, within thirty (30) days after execution and delivery of this Lease by Landlord and Tenant, a commercially reasonable non-disturbance agreement from Landlord's presently existing lenders holding deeds of trust on the Building and/or Project. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Project or to the lien of any mortgage or trust deed, hereafter enforced against the Building or the Project and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Such commercially reasonable non-disturbance agreement(s), shall include the obligation of any such successor ground lessor, mortgage holder or deed of trust holder to recognize Tenant's rights specifically set forth in this Lease to offset certain amounts against Rent due hereunder and Landlord's obligations to comply with the provisions of this Lease, or to


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
otherwise receive certain credits against Rent as set forth herein. Subject to Tenant's receipt of the non-disturbance agreement(s) described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn to the purchaser upon any such foreclosure sale and to recognize such purchaser as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant occupancy, so long as Tenant is not in default of this Lease. Tenant shall, within fifteen (15) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases in accordance with the provisions of this Article 18.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

        19.1 Defaults. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

               19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice that the same was not paid when due; or

               19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such failure is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such failure as soon as possible; or

               19.1.3 Tenant's failure to observe or perform according to the provisions of Articles 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord that such failure to so observe or perform shall constitute a default.

        The notice periods provided herein are in addition to, and not in lieu of, any notice periods provided by Applicable Laws.

        19.2 Remedies Upon Default. Upon the occurrence of a default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and, subject to the express terms hereof, nonexclusive, without any notice or demand whatsoever.

               19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be


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
occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                             (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                             (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                             (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                             (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease as allowed under all Applicable Laws; and

                             (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

        The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               19.2.2 In the event the Lease has not been terminated, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

        19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.


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
        19.4 No Waiver of Redemption by Tenant. Nothing herein shall be deemed to constitute a waiver of Tenant's right to redeem, by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        19.5 Landlord Default.

               19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of notice from Tenant that the same was not paid when due; (ii) the failure of Landlord to perform according to the provisions of Article 17 of this Lease for more than ten (10) business days after notice from Tenant or (iii) in the event a failure by Landlord is other than (i) and (ii) above, Landlord fails to perform such obligation within a reasonable time period with the expenditure of diligent efforts, but in no event more than thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if Landlord commences such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

               19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord (including repairs, maintenance and alterations required or permitted by Landlord hereunder), or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant's use of or ingress to or egress from the Building, Project, or Premises or the parking facility; (ii) any failure to provide services, utilities or ingress to and egress from the Building, Project, or Premises or the Project parking facility as required by this Lease; (iii) damage and destruction of or eminent domain proceedings in connection with the Premises, Building, the Project or the parking facility servicing the Project, or (iv) the presence of Hazardous Materials (not brought on the Premises by Tenant Parties) in violation of Applicable Laws which poses a material health risk to the environment or the Premises (any such set of circumstances as set forth in items (i) through (iv), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five
(5) consecutive business days after Landlord's receipt of any such notice, or occurs for ten (10) non-consecutive business days in a twelve (12) month period (provided Landlord is sent a notice pursuant to Section 29.13 of this Lease of each of such Abatement Event) (in either of such events, the "Eligibility Period"), then the Base Rent and Tenant's Share of Direct Expenses and Tenant's parking charges shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("Unusable Area"), bears to the total rentable area of the Premises and Landlord shall pay to Tenant, to the extent covered (except for any deductible amount) by insurance retained by Landlord, any incremental reasonable, out of pocket expense that the Tenant incurs in relocating the functions previously performed in the Unusable Area to a different location. For this purpose, an incremental expense shall be any expense that the Tenant incurs in relocating from the Unusable Area to a temporary location and then relocating back to the Unusable Area (after such area has been made fit for Tenant's Permitted Use) that Tenant would not have had to incur but for such relocation; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses and Tenant's parking charges for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent, Tenant's Share of Direct Expenses and Tenant's parking charges shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that (a) nothing in this Section 19.5.2, shall impair Tenant's rights under Section 19.5.1, above, and (b) if Landlord has not cured such Abatement Event within two hundred ten (210) days after receipt of notice from Tenant (or, in the event that the Premises or the Building are rendered inaccessible to Tenant by a casualty or act of Landlord, two hundred ten (210) days following the date of Landlord's actual knowledge of the occurrence of the Abatement Event), Tenant shall have the right to terminate this Lease during the first ten (10) business days of each calendar month following the end of such 210-day period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of thirty (30) days' notice to Landlord (the "Abatement Event Termination Notice") during such ten (10) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "Abatement Event Termination Date"), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than one (1) year, following the delivery of the Abatement Event Termination notice. Notwithstanding anything contained in this Section 19.5.2 to the contrary, Tenant's Abatement Event Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of the Abatement Event Termination Notice. If Tenant's right to abatement occurs because of an eminent domain taking, condemnation and/or because of damage or destruction to the Premises, the Project's parking facility, and/or the Project, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient ingress to, and egress from the Premises, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction or temporary taking and to move in over a weekend. To the extent Tenant is entitled to abatement because of an event covered by Articles 11 or 13 of this Lease, then the Eligibility Period shall not be applicable. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease pursuant to the terms of this Section 19.5.2, if, as of the date of delivery by Tenant of the Abatement Event Termination Notice, (A) the first trust deed holder of the Building (the "Bank") has recorded a notice of default on the Building or filed a notice evidencing a legal action by the


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
Bank against Landlord on the Building, and (B) the Bank diligently proceeds to gain possession of the Premises and, to the extent Bank does gain possession of the Premises, the Bank diligently proceeds to cure such Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

        19.6 Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against the Rent next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the Bankruptcy Code.

        19.7 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20

                                 ATTORNEYS' FEES

        If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury (as set forth in Section 29.18, below) and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

                                   ARTICLE 21

                       SECURITY DEPOSIT; LETTER OF CREDIT

        21.1 Security Deposit. Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease beyond any applicable cure period set forth herein, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any

Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

        21.2 Letter of Credit.

               21.2.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord concurrent with Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the initial amount of $1,000,000.00 (the "LC Amount"), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles office which will negotiate a letter of credit and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in a form and content as set forth on Exhibit-F, or otherwise reasonably acceptable to Landlord. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. Tenant shall be permitted, at its option, from to time to substitute a new L-C for the L-C initially provided under this Lease, provided that such substitute L-C satisfies all of the terms and conditions of this
Section 21.2.

               21.2.2 Application of Letter of Credit. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the initial Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord shall be held by Landlord and deemed a


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
security deposit (the "L-C Security Deposit"). If any portion of the L-C is drawn upon, Tenant shall, within ten (10) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. If Tenant is not in default as of each "Adjustment Date," as that term is defined, below, the L-C Amount shall, as of each such Adjustment Date, be reduced by an amount equal to $200,000.00. For purposes of this Section 21.2, an "Adjustment Date" shall mean each anniversary of the Lease Commencement Date commencing with and following the second (2nd) anniversary of the Lease Commencement Date. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term.

                                   ARTICLE 22

                              INTENTIONALLY DELETED

                                   ARTICLE 23

                                      SIGNS

        23.1 Full Floor Tenants. Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

        23.2 Multi-Tenant Floor Tenants. If Tenant occupies less than the entire floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Any additions, deletions or modifications to such Building standard signage shall be at Tenant's sole expense and subject to the prior written approval of Landlord, in its sole discretion.

        23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord


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
may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas of the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

        23.4 Building Directory. A building directory will be located in the lobby of the Building. Tenant shall have the right to one (1) strip for each 1,000 rentable square feet of the Premises to display the names of Tenant and its employees. Tenant's initial identifying strips on the Building directory located in the lobby of the Building shall be provided by Landlord, at Landlord's cost. Any identifying strips required to be provided by Landlord after the Lease Commencement Date shall be provided by Landlord at Tenant's sole cost and expense. Landlord acknowledges and agrees that all such identifying strips on the Building directory shall not be personal to the tenant originally named herein and shall be provided by Landlord, subject to the terms hereof, to any Transferee of Tenant permitted under Article 14 of this Lease.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance, decrees, codes, common law, judgments, orders, rulings, awards or other governmental or quasi-governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated including any "Environmental Laws," as that term is defined in Section 29.27.1 of this Lease (collectively, "APPLICABLE LAWS"). At its sole cost and expense, Tenant shall, except as otherwise expressly provided in this Lease, promptly comply with all such Applicable Laws to the extent that such Applicable Laws relate to (i) Tenant's use of the Premises, (ii) the Tenant Improvements located in the Premises or any Alterations thereof, and (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises, or the Tenant Improvements, or Tenant's use of the Premises for a non-general office use. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of either party hereto in any judicial action, regardless of whether the other party is a party thereto, that such party has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Project, Base Building and Building Systems, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's Parties or create a significant health hazard for Tenant's Parties or otherwise materially interfere with or materially affect Tenant's Permitted Use and enjoyment of the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with, and amortized to the extent required by, the provisions of Section 4.2.4 of this Lease.

                                   ARTICLE 25

                                  LATE CHARGES

        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after notice that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount, plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid on or before the date they are due shall thereafter bear interest until paid at a rate per annum equal to the lesser of (i) the Interest Rate or (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent otherwise expressly provided in this Lease. If Tenant shall fail to perform any of its obligations under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, then upon five (5) additional days notice from Landlord, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1, above.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

        Subject to Tenant's reasonable security requirements, Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises, the Building, or the Project if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building or the Project as required or permitted under this Lease. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any default by Tenant in the manner provided herein; and (C) subject to the terms of Section 26.1, above, perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as expressly provided in Section 19.5.2, above, and may take such steps as required to accomplish the stated purposes; provided, however, except for emergencies, any such entry shall be performed in an expeditious manner so as not to unreasonably interfere with Tenant's use of the Premises. Even in emergency situation, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant's business operations. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises; provided, however, that Landlord shall, subject to Section 10.1 of this Lease and to the extent that such damage is not covered by insurance required to be carried by Tenant under this Lease or caused by any governmental agencies, repair any damage to the Premises caused by any such emergency entry into the Premises by Landlord. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by Applicable Laws, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 28

                                 TENANT PARKING

        Tenant shall rent from Landlord parking passes on a monthly basis throughout the Lease Term in the amount set forth in Section 11 of the Summary; provided, however, that during the first (1st) Lease Year of the initial Lease Term, Tenant shall only be required to rent two (2) unreserved parking passes for each 1000 rentable square feet of the Premises. All of Tenant's passes shall be applicable to the P-2 and P-3 levels of the Project parking facility. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged for parking passes at the location of such passes. In addition, Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable, non-discriminatory rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the passes are located and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking facility in question (provided that Tenant's parking rights are not reduced or materially changed as a result thereof and so long as Tenant's obligations are not materially or unreasonably increased as a result thereof and such change(s) do not create a material safety risk for Tenant), including the discontinuance of any reserved parking spaces, at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease (except as provided in Section 19.5.2 of this Lease), from time to time, close-off or restrict access to the parking facility in question for purposes of permitting or facilitating any such construction, alteration or improvements, provided that any such closures or restrictions are required by Applicable Laws to are reasonably necessary on a temporary basis. Landlord shall use commercially reasonable efforts to cause any such work to be conducted in a manner which minimizes any inconvenience to the Tenant Parties and to provide alternative parking (if necessary), at no cost to Tenant. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control delegated by Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel (not including Tenant's invitees and guests) and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant, except on a pro-rata basis in connection with an assignment or subletting of the Premises permitted or approved in accordance with the terms of Article 14 of this Lease.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

        29.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        29.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        29.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or (other than in a de minimus manner) adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within twenty (20) days following the request therefor. Landlord shall reimburse to Tenant the actual, documented and reasonable attorneys' fees incurred by Tenant in reviewing such documents, not to exceed Five Hundred Dollars ($500.00). Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease memorandum and to deliver the same to Landlord within twenty (20) days following the request therefore, the recordation of which shall be at the sole cost and expense of Landlord.

        29.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and/or the Building and in this Lease so long as such transfer is not a subterfuge to avoid Landlord's obligations under this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit, and if the transferee assumes the applicable obligations, Landlord shall automatically be released from all liability (to the extent such obligations are assumed by the transferee) under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security. Such transfer shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

        29.5 Prohibition Against Recording. Except as provided in Section 29.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

        29.6 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections. Notwithstanding the foregoing, whenever in this Lease a reference is made to an Article, such reference shall include all Sections in such Article and whenever a reference is made to a Section, all such references shall include all subsections with the same pre-numeric identification. The term "Lease" shall include all Exhibits which are attached to this Lease which are by this reference deemed incorporated into this Lease.

        29.7 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

        29.8 Time of Essence. Time is of the essence of this Lease and each of its provisions. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "immediately," "promptly," and/or "on demand," or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the date that the party which is entitled to such payment sends notice to the other party demanding such payment.

        29.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        29.10 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to the interest of Landlord in and to the Building and Project (together with any insurance proceeds and condemnation proceeds actually received by Landlord and not subject to any rights of third parties), and neither Landlord, nor any of its members, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and such members from any and all personal liability. Landlord acknowledges and agrees that in no event shall Tenant's obligations under this Lease constitute the personal obligations of Tenant's officers, directors and employees and Landlord, on behalf of itself and all persons claiming by, through or under Landlord, expressly waives and releases such individuals from any and all personal liability for Tenant's obligations hereunder.

        29.11 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

        29.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project and/or the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project and/or the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project and/or the Building.

        29.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "Force Majeure"), except with respect to the obligations imposed upon Tenant with regard to Rent or other charges to be paid by Tenant or Landlord pursuant to this Lease, and except as to Tenant's obligations under Articles 5 and 24 of this Lease notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        29.14 Notices. All notices, demands, statements, approvals or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or a reputable overnight courier service (such as Federal Express) or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.14, the date overnight courier delivers, or upon the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

        29.15 Child Care Facilities. Tenant acknowledges that any child care facilities located in the Project or the Adjacent Project (the "Child Care Facilities") which are available to Tenant and Tenant's employees are provided by a third party (the "Child Care Provider") which is leasing or otherwise managing space in the Project or the Adjacent Project, as the case may be, and not by Landlord. If Tenant or its employees choose to use the Child Care Facilities, Tenant acknowledges that Tenant and Tenant's employees are not relying upon any investigation which Landlord may have conducted concerning the Child Care Provider or any warranties or representation with respect thereto, it being the sole responsibility of Tenant and the individual user of the Child Care Facilities to conduct any and all investigations of the Child Care Facilities prior to making use thereof. Accordingly, Landlord shall have no responsibility with respect to the quality or care provided by the Child Care Facilities, or for any acts or omissions of the Child Care Provider. Furthermore, Tenant, for Tenant and for Tenant's employees, hereby agrees that Landlord, its members and their respective partners, subpartners, officers, agents, servants, employees, and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Child Care Facilities by Tenant or Tenant's employees. Tenant hereby covenants that Tenant shall inform all of Tenant's employees of the provisions of this
Section 29.15 prior to such employees' use of the Child Care Facilities.

        29.16 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        29.17 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority


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
to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

        29.18 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA,
(II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

        29.19 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        29.20 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary and Landlord's designated representative (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of a separate written agreement between Landlord and the Brokers (the "Written Agreements"). If Landlord fails to pay to Brokers their commission pursuant to the terms of the Written Agreements, Tenant may send written notice to Landlord of such failure and if Landlord fails to pay such amounts or object to the payment thereof within thirty (30) days after said notice, Tenant shall be entitled to make such payment and to then offset such payment against Tenant's next rental obligations which may become due under this Lease. Any amounts offset from Tenant's rental obligations hereunder shall no longer be owed from Landlord to Brokers, but will become due from Tenant to Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this
Section 29.20 shall survive the expiration or earlier termination of the Lease Term.

        29.21 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or, except as expressly provided herein, to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that


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the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, the Project, or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

        29.22 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project and/or the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project and/or the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project and/or the Building or use pictures or illustrations of the Project and/or the Building in advertising or other publicity, without the prior written consent of Landlord.

        29.23 Transportation Management. Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project, the Building, and/or the Adjacent Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

        29.24 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

        29.25 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

        29.26 Landlord Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project, or any part thereof and that no representations respecting the condition of the Premises, the Building, or the Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve,


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alter, or modify (collectively, the "Renovations") the Building, Project and/or
Premises, including without limitation the parking structure, Common Areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Common Areas and tenant spaces, (ii) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Project or the Building, limit or eliminate access to portions of the Building or Project, including portions of the Common Areas, or perform work in the Project or the Building, which work may create noise, dust or leave debris in the Project or the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease). Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

        29.27 Hazardous Substances.

               29.27.1 Definitions. For purposes of this Lease, the following definitions shall apply: "Hazardous Material(s)" shall mean any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the Environmental Laws or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. "Environmental Laws" shall mean all federal, state, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials.

               29.27.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the terms of Article 24 of this Lease.

        29.28  Development of the Project.


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               29.28.1 Subdivision. Tenant acknowledges that the Project has been subdivided. Landlord reserves the right to further subdivide all or a portion of the buildings and Common Areas in the Project. Tenant agrees to execute and deliver, within twenty (20) days after Landlord's written demand and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Landlord shall reimburse to Tenant the actual, documented and reasonable attorneys' fees incurred by Tenant in reviewing such documents, not to exceed Five Hundred Dollars ($500.00). Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas of the Project by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant's payment of Tenant's Share of Direct Expenses.

               29.28.2 The Other Improvements. If portions of the Project or property adjacent to the Project (including, but not limited to, the Adjacent Project) (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems reasonably necessary so long as any other matter does not materially interfere with Tenant's use of the Premises for the Permitted Use (including Tenant's use of the project parking facilities) or materially increase Tenant's monetary obligations under this Lease. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

               29.28.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Subject to
Section 19.5.2 hereof, Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

        29.29  Arbitration.

               29.29.1 General Submittals to Arbitration. The submittal of all matters to arbitration in accordance with the provisions of this Section 29.29 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Landlord's failure to approve an assignment, sublease or other transfer of Tenant's interest in the Lease under Article 14 of this Lease, any other defaults by Landlord, or any Tenant default, except for
(i) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of


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tortious action, and seek the award of punitive or exemplary damages, and (ii)
claims relating to Landlord's exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant's right of possession to the Premises, which disputes shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to Applicable Laws. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this Section 29.29 and all attempts to circumvent the terms and conditions of this Section 29.29 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential Tenant default or Landlord default was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made "under protest," which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Section 29.29.

               29.29.2 JAMS. Any dispute to be arbitrated pursuant to the provisions of this Section 29.29 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "Arbitrator") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends notice (the "Arbitration Notice") of a demand to arbitrate to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges who, to the extent available, have had extensive experience in handling real estate commercial lease transactions as practitioners and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

               29.29.3  Arbitration Procedure.

                      29.29.3.1 Pre-Decision Actions. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by


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deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

                      29.29.3.2 The Decision. The arbitration shall be conducted in Los Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief (an "Arbitration Award") that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure
Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the terms and conditions of this Lease. The Arbitrator shall award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party as defined in California Code of Civil Procedure Section 1032 ("Prevailing Party"), if any, as determined by the Arbitrator in his discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

        29.30 Calendar Days. All references made in this Lease to the word "days," whether for notices, schedules or other miscellaneous time limits, shall at all times herein be deemed to mean calendar days, unless specifically references as "business" or "working" days. Business or working days shall mean the days Monday-Friday, excluding Holidays.

        29.31 Covenants and Conditions. It is agreed that each of the provisions of this Lease shall be terms, covenants, as well as conditions, and the failure of Tenant or Landlord to comply with any of the terms, covenants or conditions of this Lease shall entitle Tenant or Landlord to exercise the remedies of Tenant on default or Landlord on default as set forth in this Lease.

        29.32 Survival of Provisions Upon Termination of Lease. Any term, covenant or condition of this Lease which requires the performance of obligations or forbearance of an act by either party hereto after the termination of this Lease shall survive such termination of this Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition. Notwithstanding the foregoing in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this general provision of this Lease.

        29.33 Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on


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the Building Structure or the Building Systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 4 (Additional Rent), Article 10 (Insurance), or Article 19 (Defaults; Remedies) of this Lease (collectively, the "Excepted Matters"), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish Rules and Regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

        29.34 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

        29.35 Professional Fees. The prevailing party in any action or proceeding brought under or pursuant to this Lease shall be entitled to recover from the losing party any costs or expenses incurred by the prevailing party in connection with such action or proceeding, including, without limitation, reasonable attorneys' fees.

        29.36 Telecommunications Equipment. At any time during the Lease Term, subject to the terms of this Section 29.36 and Applicable Law, Tenant may install, at Tenant's sole cost and expense, one (1) satellite dish or antennae, not to exceed thirty-six (36) inches in diameter (the "Telecommunications Equipment"), upon the roof of the Building. The physical appearance and specifications of the Telecommunications Equipment shall be subject to Landlord's approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord subject to Tenant's reasonable approval, and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. Tenant shall pay to Landlord, in the same manner and pursuant to the same timing and conditions as Base Rent, the prevailing rate charged by Landlord from time to time with respect to space utilized by Tenant on the roof of the Building, provided that in no event shall such rate materially exceed that charged for rooftop space by landlords of the Comparable Buildings. Tenant shall maintain such Telecommunications Equipment, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, which right must be exercised, if at all, prior to the expiration of the expiration of the first day of the seventh (7th) month of the second (2nd) Lease Year of the initial Lease Term, then Tenant shall give Landlord prior written notice thereof and Landlord and Tenant shall execute a commercially reasonable form of rooftop equipment agreement covering Tenant's installation, maintenance, repair, and compliance with law of such Telecommunications Equipment, Tenant's indemnification of Landlord with respect to the Telecommunications Equipment, Tenant's obligation to remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease and repair any resulting damage to the Building, and other related matters.

        29.37 Guaranty. This Lease is subject to and conditioned upon Tenant's delivery to Landlord, concurrently with Tenant's execution and delivery of this Lease, a guaranty fully executed by and binding upon Getty Images, Inc., a Delaware corporation, as guarantor. Said guaranty shall be in the form of and upon the terms contained in the Guaranty of Lease attached hereto as EXHIBIT G.


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        IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.


                                       "Landlord":

                                       CST WATER GARDEN II, L.L.C.,
                                       a Delaware limited liability company

                                       By: Snyder TAFC Development, LLC,
                                           a California limited
                                           liability company
                                           Its:  Manager Member

                                           By:  J.H. Snyder Company, LLC
                                                a California limited
                                                liability company
                                                Its:  Manager

                                                By:
                                                    ----------------------------
                                                    Its: Authorized Member

                                       "Tenant":

                                       TRI-ENERGY PRODUCTIONS, INC.,
                                       a California corporation

                                       By:
                                           -------------------------------------
                                           Its:
                                                --------------------------------


                                       By:
                                           -------------------------------------
                                           Its:
                                                --------------------------------


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